Exhibit 99.1

Quotient to Combine with Neptune Retail Solutions

Transaction Unites Complementary Omnichannel Retail and Technology Companies to Drive Enhanced Results for Retail and Advertising Partners

SALT LAKE CITY, UT and JERSEY CITY, NJ — June 20, 2023 — Quotient Technology Inc. (NYSE: QUOT) (“Quotient”), a digital promotions and media technology company, and Neptune Retail Solutions (“Neptune”), an omnichannel retail marketing company with a network of in-store and digital solutions, today announced that they have signed a definitive agreement to combine through Neptune’s all-cash acquisition of Quotient. Charlesbank Capital Partners (“Charlesbank”), a private investment firm and current majority investor of Neptune, will be the majority investor of the combined company. Neptune’s CEO William E. Redmond, Jr. (Bill Redmond) will be CEO of the combined Neptune/Quotient business.

The transaction, which has an aggregate equity value of approximately $430 million, has been approved by Quotient’s Board of Directors (the “Board”), and represents the culmination of a comprehensive review process undertaken by the Board to maximize shareholder value. Under the terms of the agreement, Quotient’s shareholders will receive $4.00 per share in cash, representing a premium of approximately 36.0% to Quotient’s 30-day volume weighted average price as of the most recent market close on June 16, 2023.

“We are pleased to enter into this transaction with Neptune and Charlesbank, which will deliver compelling, immediate and certain value to shareholders, while positioning Quotient to continue meeting the needs of its customers,” said Robert McDonald, Chair of Quotient. “The Board undertook a thorough review of the Company’s standalone growth prospects and opportunities to maximize shareholder value, and we are confident this transaction achieves that objective and is the optimal path forward for our shareholders.”

The combination of Quotient and Neptune brings together Quotient’s innovative technology platform, extensive digital promotions retail network, and proprietary data with Neptune’s broad in-store network and deep data-driven shopper marketing insights across in-store and print media.

“Today’s announcement is an exciting next step in our journey in the growing retail media industry and enables us to create more scale as a combined company,” said Matt Krepsik, CEO of Quotient. “Neptune and Charlesbank are ideal partners for Quotient, and we look forward to entering into this new chapter.”

Bill Redmond, CEO of Neptune, said, “We are thrilled with the transaction and plan to seamlessly integrate Quotient’s team, product suite, and retail partners with Neptune’s omnichannel network. The combination further advances our proven commitment to retailers and advertisers to drive profitable, incremental, and measurable growth, while deepening relationships with and value for consumers.”

“Quotient’s merger into Neptune unites two retail marketing innovators and represents a milestone that builds on our successful May 2020 carve-out of News America Marketing, and the transformative operational focus and growth spearheaded by Bill Redmond that created Neptune as it exists today,” said

Brandon White, Managing Director of Charlesbank. Added David Katz, Managing Director of Charlesbank, “We are excited to work with Bill and the combined Neptune and Quotient teams to create further value for our advertising and retail customers and foster innovative omnichannel growth.”

The transaction is expected to close in the second half of 2023, subject to customary closing conditions, including approval by a majority of Quotient shareholders and regulatory review. The transaction is not subject to any financing conditions. Quotient will cease to be a publicly traded company upon completion of the transaction.

Engaged Capital, LLC, which owns approximately 8.2% of the outstanding shares of Quotient’s common stock and entered into a second cooperation agreement with Quotient in June 2023, has entered into a voting agreement with Quotient to vote their shares in favor of the transaction.

“This transaction maximizes shareholders’ risk-adjusted returns and provides shareholders immediate cash value. We believe it is in the best interest of Quotient shareholders and are pleased to support the acquisition,” said Glenn W. Welling, Founder and Chief Investment Officer of Engaged Capital.

Advisors

Houlihan Lokey is serving as financial advisor to Quotient, and Paul Hastings LLP is acting as legal counsel.

PJT Partners is serving as financial advisor to Neptune, and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Ropes & Gray LLP are acting as legal counsel.

About Quotient

Quotient Technology (NYSE: QUOT) is a leading digital promotions and media technology company for advertisers, retailers and consumers. Quotient’s omnichannel platform is powered by exclusive consumer spending data, location intelligence and purchase intent data to reach millions of shoppers daily and deliver measurable, incremental sales.

Quotient partners with leading advertisers, publishers and retailers, including Clorox, Procter & Gamble, Unilever, CVS, Dollar General, Ahold Delhaize USA, Amazon and Microsoft. Quotient is headquartered in Salt Lake City, Utah, and has offices across the US as well as in Bangalore, Paris, London and Tel Aviv. For more information, visit www.quotient.com.

Quotient and the Quotient logo are trademarks or registered trademarks of Quotient Technology Inc. and its subsidiaries in the United States and other countries. Other marks are the property of their respective owners.

About Neptune Retail Solutions

Neptune Retail Solutions is a leading omnichannel retail marketing company in the US & Canada that delivers profitable growth for retailers and brands. The Neptune platform includes in-store marketing rights in North America’s largest grocery, dollar and drugstores, including Ahold, Albertson’s, CVS, Family Dollar, Kroger, Loblaws, Publix, Rite-Aid, SEG, and Walgreens, and deterministic first party shopper data, generated from the company’s owned and operated cashback app, Checkout 51, capturing first party shopping data via receipt scans from key retail locations across the US and Canada including Walmart, Target, Costco, and the retailers noted above. For more information, visit www.neptuneretailsolutions.com.

About Charlesbank Capital Partners

Based in Boston and New York, Charlesbank Capital Partners is a middle-market private investment firm with more than $15 billion of capital raised since inception. Charlesbank focuses on management-led buyouts and growth capital financings, and also engages in opportunistic credit and technology investments. The firm seeks to build companies with sustainable competitive advantage and excellent prospects for growth. For more information, visit www.charlesbank.com.

Additional Information and Where to Find It

In connection with the proposed transaction, Quotient intends to file a proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”). Promptly after filing its definitive proxy statement with the SEC, Quotient intends to mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT QUOTIENT FILES WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the preliminary proxy statement with respect to the proposed transaction, the definitive proxy statement with respect to the proposed transaction, any amendments or supplements to the definitive proxy statement and other documents filed by Quotient with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” section of the Company’s Investor Relations website at https://investors.quotient.com or by contacting the Company’s Investor Relations Department at ir@quotient.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023, as amended in a Form 10-K/A Amendment No. 1 filed with the SEC on April 28, 2023. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the proxy statement for the Company’s 2023 Annual Meeting, the proxy statement in connection with the proposed transaction and other relevant documents to be filed with the SEC, if and when they become available.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual events may differ significantly from expectations due to various risks and uncertainties including, but not limited to, the ability of Quotient to obtain stockholder or regulatory approvals required to consummate the proposed transaction; the satisfaction or waiver of other conditions to closing in the definitive agreement for the proposed transaction; unanticipated difficulties or expenditures relating to the proposed transaction; the response of customers and business partners to the announcement of the proposed transaction; potential difficulties in employee retention as a result of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; the outcome of legal proceedings that may be instituted against Quotient, its directors and others related to the proposed transaction; difficulties integrating the Quotient business into the NRS business or other challenges to achieve the expected benefits of the transaction; and the factors described in the Risk Factors section of Quotient’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 16, 2023, as amended in a Form 10-K/A Amendment No. 1 filed with the SEC on April 28, 2023, Quotient’s most recently filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 9, 2023 and as from time to time updated in Quotient’s Quarterly Reports on Form 10-Q. These documents are available in the “SEC Filings” section of Quotient’s Investor Relations website at https://investors.quotient.com. You are cautioned not to place undue reliance on Quotient’s forward-looking statements, which speak only as of the date of this communication. Except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events, new information or circumstances occurring after the date of this communication.

Investor Relations:

Drew Haroldson

The Blueshirt Group for Quotient

ir@quotient.com

Media:

Adam Pollack / Charlotte Burch

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Source: Quotient Technology Inc.